Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

CEMEX, S.A.B. de C.V.:

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (File No. 333-13970) of CEMEX, S.A.B. de C.V., (ii) the Registration Statement on Form S-8 (File No. 333-83962) of CEMEX, S.A.B. de C.V., (iii) the Registration Statement on Form S-8 (File No. 333-86090) of CEMEX, S.A.B. de C.V., (iv) the Registration Statement on Form S-8 (File No.333-128657) of CEMEX, S.A.B. de C.V. and (v) the Registration Statement on Form F-3 (File No. 333-161787) of CEMEX, S.A.B. de C.V. of our reports dated April 27, 2012, with respect to the consolidated balance sheets of CEMEX, S.A.B. de C.V. and subsidiaries (the Company) as of December 31, 2011 and 2010 and January 1, 2010, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the years ended December 31, 2011 and 2010, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 Annual Report on Form 20-F of CEMEX, S.A.B. de C.V.

KPMG Cárdenas Dosal, S.C.

/s/ Celin Zorrilla Rizo

Monterrey, N.L., Mexico

April 27, 2012